SECURITIES AND EXCHANGE COMMISSION

                     WASHINGTON, D.C.  20549



                             FORM 8-K


      CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
                 SECURITIES EXCHANGE ACT OF 1934


DATE OF REPORT (Date of earliest event reported)  April 28, 1999





                DOBSON COMMUNICATIONS CORPORATION
      (Exact name of registrant as specified in its charter)





    OKLAHOMA        333-23769 and 333-50107        73-1110531
(State or other    (Commission File Number)     (IRS Employer
jurisdiction of                                Identification No.)
incorporation)




            13439 North Broadway Extension, Suite 200
                     Oklahoma City, Oklahoma             73114
             (Address of principal executive offices)  (Zip Code)




                          (405) 391-8500
       (Registrant's telephone number, including area code)

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             INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.  OTHER EVENTS

     The registrant intends to effect a private offering of $170 million of a series of its senior exchangeable preferred stock.
The registrant expects that the preferred stock will provide that the registrant, at its option, may pay dividends either in cash or by the issuance of additional shares of such preferred stock until January 15, 2004 and in cash thereafter. It is expected that the preferred stock will rank equally with outstanding shares of the registrant's 12-1/4% Senior Exchangeable Preferred Stock ("Senior Preferred Stock") with respect to dividends and upon liquidation, and senior to other outstanding classes of the registrant's preferred stock and common stock. The preferred stock is expected to be exchange-able for debentures, at the registrant's option.

     The net proceeds from the private offering of the preferred stock will be used to redeem outstanding shares of the registrant's Class F and Class G Preferred Stock, to reduce bank debt and for general corporate purposes, including acquisitions.

     The preferred stock to be offered will not be registered under the Securities Act of 1933 and may not be offered or sold in the United States unless it is registered under the Securities Act of 1933 or unless there is an available exemption from the registration requirements of the Securities Act of 1933.

(c)  Exhibits

     The following exhibits are filed as a part of this report:

Exhibit
  No.          Description
--------       ------------

99             Press release issued by the Registrant on April
               28, 1999

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                            SIGNATURE

          Pursuant to the requirements of the Securities Exchange
Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:     April 28, 1999        Dobson Communications
                                Corporation
                                (Registrant)


                                By  EVERETT R. DOBSON
                                    Everett R. Dobson
                                    Chairman of the Board and
                                    Chief Executive Officer


                                By  BRUCE R. KNOOIHUIZEN
                                    Bruce R. Knooihuizen
                                    Vice President and Chief
                                    Financial Officer

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                          EXHIBIT INDEX

Exhibit
No.       Description                 Method of Filing
--------  -----------                 ----------------

99        Press release               Filed herewith electronically